As filed with the Securities and Exchange Commission on April 10, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Message #2 -

Hi, this is Anthony from Sodali regarding your Innovator ETFs. Just a friendly reminder to vote your Innovator ETF shares. It only takes a minute and stops future reminder messages. Vote here: Or call 800-324-3175 to vote by phone. Reply STOP to opt out of text messages only.

Message #3 “the Masses” -

Hi, this is Sodali regarding your Innovator ETFs. Would you help us by voting? It takes less than a minute and once you vote you won’t receive further reminders. Vote here: or call 800-324-3175 to vote with a live rep. Reply STOP to opt out of text messages only. 263

Message #4 “Disposition 5 Only” -

This is Sodali regarding your Innovator ETFs. We see you voted one account but it appears you have additional accounts still unvoted. It takes less than a minute to vote and will stop further reminders. Vote here: or call 800-324-3175 to vote with a live rep. Reply STOP to opt out of text messages only. 307

Message #5 “Disposition 5 related HH unvoted Only” -

This is Sodali regarding your Innovator ETFs. We see your household voted one account but it appears you have additional accounts still unvoted. It takes less than a minute to vote and will stop further reminders. Vote here: or call 800-324-3175 to vote with a live rep. Reply STOP to opt out of text messages only.